UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2012

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

On September 28, 2012, Walker & Dunlop, LLC, the operating subsidiary of Walker & Dunlop, Inc. (the “Company”), as borrower, entered into a Temporary Increase Agreement (the “Agreement”) with Bank of America, N.A., as credit agent and lender (the “Agent”). The Agreement temporarily increases the warehousing commitment amount available under the Warehousing Credit and Security Agreement (the “Warehousing Agreement”), dated as of September 4, 2012, by and among Walker & Dunlop, LLC and the Agent, from $500,000,000 to $1,140,000,000 until the earliest to occur of (i) 2:00 P.M. on December 6, 2012, (ii) the occurrence of an event of default under the Warehousing Agreement or (iii) the termination of the warehousing commitment pursuant to the terms of the Warehousing Agreement (the “Termination Date”).  On the Termination Date, the temporary increase in the commitment will terminate and the warehousing commitment amount under the Warehousing Agreement will automatically be restored to the then-existing amount of the warehousing commitment determined pursuant to the provisions of the Warehousing Agreement.

Borrowings under the Agreement are available to Walker & Dunlop, LLC only when outstanding funding under the Warehousing Agreement exceeds $500,000,000, and are subject to all applicable conditions for warehousing advances and other applicable provisions of the Warehousing Agreement.  All warehousing advances funded pursuant to the Agreement will accrue interest in accordance with the terms of the Warehousing Agreement.  Additionally, Walker & Dunlop, LLC will be required to pay to the Agent an additional usage fee in an amount equal to 0.20% per annum of the daily average of the outstanding warehouse advances funded pursuant to the Agreement during the term of the Agreement. Furthermore, for the period commencing on the date of the Agreement to, but not including, the Termination Date, the Agent will calculate the amount of interest which accrued at the applicable margin of 1.85% on the aggregate outstanding principal balance of all warehousing advances funded pursuant to the Agreement, and if such amount is less than $1,000,000, then Walker & Dunlop, LLC is obligated to pay the Agent an amount equal to $1,000,000 minus such amount.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Agent and its affiliates have various relationships with the Company and Walker & Dunlop, LLC involving the provision of financial services, including other credit facilities with affiliates of the Company, cash management, investment banking, trust and other services. In addition, Walker & Dunlop, LLC  has entered into forward delivery commitments in the ordinary course of business and interest rate or other derivative arrangements with affiliates of the Agent.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Temporary Increase Agreement, dated September 28, 2012, by and between Walker & Dunlop, LLC, as borrower, and Bank of America, N.A. as credit agent and lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2012	By:	/s/ Richard M. Lucas

Executive Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Temporary Increase Agreement, dated September 28, 2012, by and between Walker & Dunlop, LLC, as borrower, and Bank of America, N.A. as credit agent and lender